Exhibit 23.1

ALBERT WONG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
7th Floor, Nan Dao Commercial Building
359-361 Queen’s Road Central
Hong Kong
Tel : 2851 7954
Fax: 2545 4086

ALBERT WONG
B.Soc., Sc., ACA., LL.B.,
C.P.A.(Practising)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China Equity Platform Holding Group Limited

We hereby consent to the incorporation by reference into Form F-1 of  China Equity Platform Holding Group Limited to be filed with the Securities and Exchange Commission on or about April 30, 2010, filed pursuant to the Securities Act of 1933, of our report dated April 26, 2010, with respect to the financial statements of  China Equity Platform Holding Group Limited, for the nine months ended December 31, 2009.

/s/Albert Wong & Co.
Albert Wong & Co.
Hong Kong
Dated: April 30, 2010

ALBERT WONG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
7th Floor, Nan Dao Commercial Building
359-361 Queen’s Road Central
Hong Kong
Tel : 2851 7954
Fax: 2545 4086

ALBERT WONG
B.Soc., Sc., ACA., LL.B.,
C.P.A.(Practising)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China Equity Platform Holding Group Limited

We hereby consent to the incorporation by reference into Form F-1 of  China Equity Platform Holding Group Limited to be filed with the Securities and Exchange Commission on or about April 30, 2010, filed pursuant to the Securities Act of 1933, of our report dated September 15, 2009, with respect to the financial statements of  China Equity Platform Holding Group Limited, for the year ended March 31, 2009.

/s/ Albert Wong & Co.
Albert Wong & Co.
Hong Kong
Dated: April 30, 2010